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                                                                   Exhibit 10.44

                              SEPARATION AGREEMENT

        This SEPARATION AGREEMENT, dated as of August 18, 2004 (the "Agreement"), between CONCORD CAMERA CORP., a New Jersey corporation (the "Company"), and RICHARD M. FINKBEINER ("Executive").

                                    RECITALS

        A. The Executive is a Senior Vice President and the Chief Financial Officer of the Company.

        B. The Company and the Executive have mutually agreed upon the separation of the Executive from employment with the Company and upon the timing, terms and conditions of this separation.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

        1.      EMPLOYMENT SEPARATION:

                A. The separation of the Executive from his employment with the Company and his relinquishment of the offices of Senior Vice President and Chief Financial Officer of the Company (collectively, the "Separation") became effective as of July 27, 2004 (the "Separation Date").

                B. For purposes of the Terms of Employment of the Executive, dated as of July 22, 2002, as amended by Amendment No. 1, dated as of January 1, 2003 (as amended, the "Executive Employment Terms"), the effective date of termination of the Executive's employment with the Company was the Separation Date.

        2.      SEPARATION COMPENSATION AND BENEFITS:

                A. Pursuant to Sections 14 and 15 of the Executive Employment Terms: (i) in lieu of providing the Executive with 60 days' notice, the Company will pay the Executive the equivalent of his base salary of $262,500 per annum (as in effect on the Separation Date) for the two-month period following the Separation Date (the "Notice Payments"); and (ii) after making the foregoing Notice Payments, the Company will pay the Executive the equivalent of his base salary for an additional ten (10) months (the "Non-Compete Payment"). All of the above payments will be net of amounts which must be withheld in accordance with state and federal law, and shall be payable in accordance with the Company's regular payroll schedule. The Company's obligation to make any Notice Payments and/or the Non-Compete Payment is conditioned upon the Executive's compliance with the terms and conditions of this Agreement and the Executive Employment Terms.

                B. The Company will pay an additional $12,500 to the Executive within ten (10) days of the Executive's execution and delivery of this Agreement to the Company.

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                C.      VACATION AND BENEFITS. The Executive shall be paid
$6,057.69 for six (6) accrued but unused vacation days. The Executive will not be entitled to accrue any paid time off benefits, including benefits for vacation or sick leave, or any other benefits subsequent to the Separation Date, unless the Company is required by law to provide such benefits. All benefits to which the Executive is entitled under the Executive Employment Terms and/or Company policy shall terminate as of the Separation Date. For the avoidance of doubt, this provision shall not prevent the Executive from assuming any portable insurance coverage under which the Executive will be responsible for paying the premiums for such coverage.

                D. EXECUTIVE STOCK OPTION. Pursuant to the terms of the Option Agreement by and between the Executive and the Company, dated as of July 22, 2002, (the "Option Agreement") the Executive was granted a stock option (the "Option") for the purchase of up to 75,000 shares of the Company's common stock, at an exercise price of $4.00 per share. The Executive acknowledges and agrees that: (i) except as provided in subparagraph (ii), the Option may only be exercised on or before October 27, 2004 as to all or part of the 37,500 option shares that vested prior to the Separation Date and the Option, to the extent unexercised, shall expire on October 27, 2004; (ii) if the Executive dies on or before October 27, 2004, the Option may be exercised at any time within six months after the Executive's death as to all or part of the 37,500 option shares that vested prior to the Separation Date and the Option, to the extent unexercised, shall expire six months after the Executive's death; and (iii) the option shares that were scheduled to vest on July 22nd of 2005 and 2006 have been forfeited.

                E. EXECUTIVE SERP. Pursuant to the terms of the Supplemental Executive Retirement Plan and Agreement by and between the Executive and the Company, dated as of July 22, 2002, as amended effective as of August 6, 2003 (the "Executive SERP"), two grants of deferred compensation were made to the Executive, subject to the conditions to vesting and other terms set forth in the Executive SERP: (i) a July 22, 2002 grant in the amount of $100,000 (the "July 2002 Grant"); and (ii) an August 6, 2003 grant for a Non-Elective Deferred Award in the amount of $224,722 under the Company's Amended and Restated 2002 Long Term Cash Incentive Plan (the "August 2003 Grant"). The Executive acknowledges and agrees that:

                        (i) the entire amount of the August 2003 Grant was forfeited on the Separation Date; and

                        (ii) with respect to the July 2002 Grant: (a) the balances in Accounts I, II, V, VI, VII and VIII (established pursuant to the Executive SERP) have vested and shall be paid to the Executive in a lump-sum in the amount of $75,000 within 10 days of the Executive's execution and delivery of this Agreement to the Company; and (b) the balances in Accounts III and IV (established pursuant to the Executive SERP) were forfeited on the Separation Date.

                F. CONCORD CAMERA CORP. 401(k) PLAN. Executive shall receive Executive's vested benefits under the Company's 401(k) Plan in accordance with the terms of the plan.

                G. Except as provided in this Agreement, the Executive does not have any right, benefit or entitlement under any employee benefit plan or deferred compensation plan in which he participated or by which he was covered during his employment with the Company, or under any stock option agreement with the Company. The Executive acknowledges and agrees that, except as provided in this Agreement or as otherwise required by any mandatory and

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unwaivable provision of applicable law, all compensation and other benefits which the Executive may be entitled to receive from the Company shall terminate as of the Separation Date, and the Company shall have no other or further obligations, economic or otherwise, to the Executive.

        3.      RESTRICTIVE COVENANTS; RETURN OF COMPANY PROPERTY;
CERTIFICATION:

                A. The Executive acknowledges and agrees that he is subject to, and bound by, the confidentiality, intellectual property and non-competition covenants and restrictions set forth in Exhibits A and B to the Executive Employment Terms, in each case for the respective periods set forth therein.

                B. For purposes of the non-competition covenants and restrictions set forth in Part II of Exhibit A to the Executive Employment Terms, the post-termination period specified therein commenced on the day after the Separation Date.

                C. As required by the Executive Employment Terms, the Executive shall immediately deliver to the Company any and all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing Confidential Information (as defined in Executive Employment Terms) and all other property of the Company and/or any of its subsidiaries that he has in his possession or control, and the Executive will retain no copy, duplicate, summary or description thereof.

        4.      COOPERATION AND ASSISTANCE:

                A. From and after the Effective Date (as defined in Section 6(e) below), the Executive will provide such cooperation and assistance to the Company as the Company may reasonably request in connection with any Company matters in which the Executive was involved while in the employ of the Company, or of which the Executive has knowledge or information by reason of his Company employment.

                B. Such cooperation and assistance by the Executive shall be provided at such times and locations, and in such manner, as are mutually agreeable to the Executive and the Company.

                C. The Company will reimburse the Executive for all reasonable out-of-pocket expenses (such as lodging and travel expenses) incurred by the Executive in providing such cooperation and assistance to the Company, subject to the receipt by the Company of appropriately itemized and documented requests by the Executive therefor.

                D. The Executive shall not be entitled to any compensation, in addition to the compensation prescribed by Section 2 hereof, for any cooperation and assistance provided by the Executive to the Company during the twelve-month period following the Separation Date. For any cooperation and assistance provided by the Executive to the Company after the expiration of the foregoing twelve-month period, the Executive shall be entitled to such per diem compensation as shall be mutually agreeable to the parties.

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        5.      GENERAL RELEASE:

                A. In consideration of the compensation and other benefits provided to the Executive hereunder, the Executive, for himself and his heirs, executors, administrators, representatives (personal and legal) and assigns hereby forever releases and discharges the Company and its subsidiaries and affiliates, and their respective current and former directors, officers, employees and shareholders and each of their respective legal representatives, heirs, successors and assigns (collectively, the "Releasees") from any and all charges, complaints, claims, demands, promises, agreements, causes of action, damages, debts and liabilities of any kind or nature whatsoever, whether known or unknown, and whether at law or in equity (collectively, "Claims"), arising from the beginning of time through the date that the Executive signs this Agreement, which the Executive ever had, now has or may have against the Company or any other Releasee for or with respect to compensation and/or any other benefits arising out of, or related in any way to, his employment with, or Separation from, the Company, except for such Claims as arise under the express provisions of this Agreement or under any mandatory and unwaivable provision of applicable law.

                B. Anything in this Section 5 to the contrary notwithstanding, the parties agree that the release effected hereby is not intended, and shall not be construed, to limit the rights of the Executive (i) to enforce this Agreement, (ii) to indemnification in accordance with the By-Laws of the Company and applicable New Jersey law, or (iii) to be covered as an insured under the terms and conditions of the Company's Directors' and Officers' Liability Insurance Policy, to the extent of the coverage, if any, provided thereunder.

        6. ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS. The Executive understands, acknowledges and agrees that:

                (a) No rights or Claims that may arise after the date on which the Executive executes this Agreement are being waived by the Executive;

                (b) The Executive has consulted with an attorney prior to executing this Agreement;

                (c) The Executive has twenty-one (21) days from his receipt of this Agreement within which to review and consider this Agreement;

                (d) The Executive has seven (7) days following his execution of this Agreement within which to revoke this Agreement; and

                (e) This Agreement shall not become effective or enforceable until (i) the seven (7) day revocation period described in clause (d) above shall have expired (such expiration date being referred to herein as the "Effective Date"); and (ii) the Executive shall have ratified, confirmed and extended the release effected by Section 5 hereof by executing and delivering to the Company on the Effective Date a Release in the form attached hereto as Exhibit A (the "Release").

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        7.      NO DISPARAGING OR DETRIMENTAL COMMUNICATIONS:

        A. The Executive shall refrain from making any statements or other communications of a defamatory, disparaging, derogatory or otherwise negative nature to any person or entity concerning (i) the Company or any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or shareholders, (ii) any product or service provided by the Company or any of its subsidiaries or affiliates, or (iii) the future prospects of the Company or any of its subsidiaries or affiliates.

        B. The Company and its subsidiaries and affiliates shall refrain from making any statements or other communications of a defamatory, disparaging, derogatory or otherwise negative nature to any person or entity concerning the Executive or the employment relationship of the Executive with the Company or any of its subsidiaries or affiliates.

        C. In response to any questions regarding the separation of the Executive from his employment with the Company, the Company shall provide a response similar to the following: "Richard Finkbeiner is separating from the Company to pursue other personal and business interests." Further, in response to a request for an employment reference from a potential employer or representative of a potential employer such as a headhunter or staffing company, the Company shall state that it is Company policy not to provide any information other than the dates of employment and description of job duties. If requested by a potential employer or representative of a potential employer, the Company shall provide the Executive's dates of employment and description of his job duties as the Senior Vice President and the Chief Financial Officer of the Company.

        D.      The parties agree that it shall not be a violation of this
Section 7 for either party to make truthful statements when required to do so by a court of law, by any governmental agency having supervisory authority over the party, or by any administrative or legislative body with apparent jurisdiction to order the party to divulge, disclose or make accessible such information.

        8. SPECIFIC PERFORMANCE. The Executive acknowledges and agrees that the remedies of the Company at law for any breach or threatened breach of any of the provisions of Sections 3 and/or 7(A) would be inadequate and that the Company would suffer irreparable damages as a result of such breach or threatened breach. The Executive, therefore, agrees that, in the event of any such breach or threatened breach, the Company, without posting any bond, shall be entitled, in addition to any available rights or remedies at law, to bring an action in any court of competent jurisdiction for the purpose of obtaining equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available.

        9.      MISCELLANEOUS:

                A. NOTICES. For purposes of this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall have been duly given when personally delivered or when mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as either party may provide to the other party by like notice):

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                If to the Company:       Concord Camera Corp.
                                         4000 Hollywood Blvd., Suite 650N
                                         Hollywood, Florida  33021
                                         Attention: Chairman and CEO

                If to the Executive:     Richard M. Finkbeiner
                                         750 Ranch Road
                                         Weston, Florida 33326

                B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles thereof relating to conflicts of law.

                C. JURISDICTION AND VENUE. Each of the parties irrevocably and unconditionally (i) accepts, consents and submits to the exclusive jurisdiction of the courts of the State of Florida for Broward County and the United States District Court of the Southern District of Florida (Miami Division) for the purpose of any action or proceeding arising out of, or relating to, this Agreement, (ii) waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iii) waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum; provided, however, that the parties acknowledge and agree that any action or proceeding brought by the Company pursuant to Section 8 may be brought in any court of competent jurisdiction, anything in this Section 9(C) to the contrary notwithstanding.

                D. NO JURY TRIAL. Each of the parties hereby IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

                E. AMENDMENTS. This Agreement may not be amended except by written instrument signed by each of the parties hereto.

                F. NO WAIVER. The failure of a party to insist upon strict compliance with any term, condition or provision of this Agreement shall not be deemed (i) a waiver of the right of such party thereafter to insist upon strict compliance with that term, condition or provision, or any other term, condition or provision, of this Agreement, or (ii) a waiver of the right of such party to insist upon strict compliance with any other term, condition or provision of this Agreement.

                G.      ASSIGNMENTS:

                        (i) Neither this Agreement nor any of the rights or obligations of the Executive hereunder shall be assignable or delegable by the Executive; and any purported assignment or delegation by the Executive in violation of the foregoing shall be null and void from its inception and of no force and effect.

                        (ii) This Agreement may be assigned by the Company to any person or entity which is the successor in interest to substantially all of the assets or business operations of

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the Company; and, upon any such assignment, the rights and obligations of the
Company hereunder shall become the rights and obligations of such successor.

                H. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment; and the Executive shall not be required to pay the Company any amounts that the Executive may receive from any such alternative employment.

                I. SEVERABILITY. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                J. TAX WITHHOLDING. The Company may withhold from any amounts payable to the Executive under this Agreement any federal, state and local taxes that may be required to be withheld pursuant to any applicable law or regulation.

                K. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and the Executive and their respective successors, personal or legal representatives, and permitted assigns.

                L. CAPTIONS. The section and paragraph captions in this Agreement are for convenience of reference only and shall not have any effect upon the interpretation of this Agreement.

                M. COUNTERPARTS. This Agreement may be executed in counterparts and by the parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                N. FILING OF THIS AGREEMENT WITH THE SEC. Executive acknowledges that the Company will be required to file this Agreement with the U.S. Securities and Exchange Commission as an exhibit to one or more of the Company's periodic reports.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date set forth after its signature below.

                                      CONCORD CAMERA CORP.


                                      By:  /s/  Alan Schutzman
                                           -------------------------------------
                                           Alan Schutzman, Senior Vice President
                                           and General Counsel

                                      Date of Execution: Sept. 1, 2004


                                           /s/ Richard M. Finkbeiner
                                           -------------------------------------
                                           Richard M. Finkbeiner

                                      Date of Execution: Sept. 1, 2004

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                                                                       EXHIBIT A

                                 GENERAL RELEASE

        In consideration of the compensation and other benefits provided to the undersigned (the "Executive") under the Separation Agreement, dated as of September __, 2004 between Concord Camera Corp. (the "Company") and Executive (the "Separation Agreement"), the Executive, for himself and his heirs, executors, administrators, representatives (personal and legal) and assigns hereby forever releases and discharges the Company and its subsidiaries and affiliates, and their respective current and former directors, officers, employees and shareholders and each of their respective legal representatives, heirs, successors and assigns (collectively, the "Releasees") from any and all charges, complaints, claims, demands, promises, agreements, causes of action, damages, debts and liabilities of any kind or nature whatsoever, whether known or unknown, and whether at law or in equity (collectively, "Claims"), arising from the beginning of time through the date that the Executive signs this Agreement, which the Executive ever had, now has or may have against the Company or any other Releasee for or with respect to compensation and/or any other benefits arising out of, or related in any way to, his employment with, or Separation from, the Company, except for such Claims as arise under the express provisions of this Agreement or under any mandatory and unwaivable provision of applicable law.

        Anything to the contrary notwithstanding, the parties agree that the release effected hereby is not intended, and shall not be construed, to limit the rights of the Executive (i) to enforce the Separation Agreement, (ii) to indemnification in accordance with the By-Laws of the Company and applicable New Jersey law, or (iii) to be covered as an insured under the terms and conditions of the Company's Directors' and Officers' Liability Insurance Policy, to the extent of the coverage, if any, provided thereunder.


                                           /s/ Richard M. Finkbeiner
                                           -------------------------------------
                                           Richard M. Finkbeiner

                                           Dated:  Sept. 1, 2004